Exhibit 10.2

Execution Copy

RECEIVABLES PURCHASE AGREEMENT

between

NF FUNDING I, LLC,

as Purchaser,

and

NICHOLAS FINANCIAL, INC.,

as Seller,

Dated as of

March 29, 2019

Section 6.11	No Assignment Generally	23
Section 6.12	Amendments	23
Section 6.13	Assignment by Purchaser	23

EXHIBITS:

Exhibit A – Form of Assignment
Exhibit B – Form of Addition Notice

ii

This RECEIVABLES PURCHASE AGREEMENT is entered into as of March 29, 2019, between NF Funding I, LLC, a Delaware limited liability company (“Purchaser”) and Nicholas Financial, Inc., a Florida corporation (“Seller”).

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, from time to time, the rights of the Purchaser in, to and under certain motor vehicle retail installment sale contracts;

WHEREAS, Purchaser intends to finance such purchases by entering into a Revolving Credit Agreement, dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Purchaser, the lenders from time to time party thereto (the “Lenders”), and Ares Agent Services, L.P., as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the “Administrative Agent”) and as collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”), under which (subject to the terms, conditions and limitations set forth therein) the Lenders have agreed to make Revolving Loans from time to time to Purchaser, secured by the Receivables, the Other Conveyed Property (as defined herein) and all other assets of the Purchaser; and

WHEREAS, Seller is willing to sell such Receivables and the Other Conveyed Property to Purchaser from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the schedules, sections and subsections referred to below. Capitalized terms used and not defined herein have the meaning given to such terms in the Credit Agreement.

“Addition Notice” means, with respect to any transfer of Receivables to Purchaser pursuant to Section 2.1(b) of this Agreement, notice of Seller’s election to transfer Receivables to Purchaser, such notice to designate the related Purchase Date and the aggregate principal amount and aggregate Invested Amount of such Receivables to be transferred on such Purchase Date, substantially in the form of Exhibit B to this Agreement.

“Administrative Agent” has the meaning given to such term in the recitals to this Agreement.

“Agreement” means this Receivables Purchase Agreement and any amendment, supplement, restatement or modification hereof that may be made in accordance with the terms of the Credit Agreement.

“Assignment” means an Assignment from Seller to Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by Seller to Purchaser on any Purchase Date, in substantially the form of Exhibit A to this Agreement.

“Collateral Agent” has the meaning given to such term in the recitals to this Agreement.

“Collateral Receipt” has the meaning given to such term in the Custodial Agreement.

“Conveyed Property” means, collectively, the Receivables and the Other Conveyed Property.

“Credit Agreement” has the meaning given to such term in the recitals to this Agreement.

“Custodial Agreement” means that certain Custodial and Collateral Agency Agreement, dated as of March 29, 2019, by and among the Purchaser, the Servicer, the Custodian, the Administrative Agent and the Collateral Agent.

“Cutoff Date” means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the applicable Assignment.

“Defective Receivable” means a Receivable that is subject to repurchase pursuant to Section 3.2 of this Agreement.

“For Cause Termination Event” has the meaning set forth in the Servicing Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of sixty (60) consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Lien Certificate” has the meaning set forth in the Custodial Agreement.

“Other Conveyed Property” means all property of the type described in clauses (ii) through (xii) of Section 2.1(a) that is conveyed by Seller to Purchaser from time to time pursuant to this Agreement or any Assignment.

“Purchase Date” means each Business Day on which Purchaser acquires Receivables from Seller pursuant to the terms of this Agreement.

“Purchase Price” means, with respect to each Receivable and related Other Conveyed Property transferred to Purchaser on any Purchase Date, an amount equal to the Invested Amount on such Purchase Date.

“Purchaser” has the meaning given to such term in the preamble to this Agreement.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and, as applicable, the issuance of certificates of titles relating to, motor vehicles and liens thereon.

“Receivable File” has the meaning set forth in the Custodial Agreement.

“Related Receivables” means, with respect to a Purchase Date and the related Cutoff Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by Seller with respect to such Purchase Date.

“Schedule of Receivables” means collectively, all of the schedules of Receivables purchased by Purchaser pursuant to this Agreement and each Assignment, with each such individual schedule to be attached as Schedule A to the related Assignment, as amended or supplemented from time to time upon each transfer of Receivables or in accordance with the terms of this Agreement.

“Seller” has the meaning given to such term in the preamble to this Agreement.

“Substitute Eligible Receivable” means a Receivable substituted by the Seller for a Defective Receivable in accordance with the terms of this Agreement, which must, on the date of such substitution, (i) have an Invested Amount not less than the Invested Amount of the Defective Receivable, (ii) satisfy the Eligibility Criteria and (iii) after giving effect to its substitution and any other substitutions occurring at the same time, not result in a Borrowing Base Deficiency.

“Title Intermediary” means Secure Title Administration, Inc., or another title administration service provider approved in writing by the Collateral Agent and which the Servicer has confirmed that such Title Intermediary is authorized by the Registrar of Titles to conduct electronic lien and titling transactions with respect to Financed Vehicles.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect on the date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1 Conveyance of Receivables.

(a) In consideration of Purchaser’s delivery to or at the direction of Seller on any Purchase Date of the Purchase Price therefor, Seller agrees to sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (except as otherwise provided herein or in the other Loan Documents) all right, title and interest of Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on such Purchase Date and all monies received under or in respect of such Related Receivables and Financed Vehicles, in each case, on and after the related Cutoff Date, including all Net Liquidation Proceeds and Recoveries in respect thereof, and the right to service such Receivables;

(ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Related Receivables and any other interest of Seller in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles;

(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor’s single interest (VSI) policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates or premiums;

(iv) property (including the right to receive future Net Liquidation Proceeds) that secures a Related Receivable and that has been acquired pursuant to the liquidation of such Related Receivable;

(v) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing;

(vi) the Receivable File related to each Related Receivable and any and all other documents that Seller (or its designee) keeps on file in accordance with its customary procedures relating to the Related Receivables, the related Obligors or the related Financed Vehicles;

(vii) any proceeds from recourse against Dealers including with respect to the sale of the Related Receivables;

(viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

(ix) any proceeds from claims on “errors and omissions” insurance policies and employee fidelity insurance policies related to the Related Receivables or the Obligors thereunder;

(x) a copy of the data file with respect to the Related Receivables; and

(xi) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b) Seller shall transfer to Purchaser the Receivables and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date.

(i) by no later than 12:00 noon (New York City time) on the third (3rd) Business Day prior to such Purchase Date, Seller shall have provided Purchaser, Servicer, the Backup Servicer, and each Agent with (A) an Addition Notice substantially in the form of Exhibit B hereto (which shall include a supplement to the Schedule of Receivables) and (B) a data tape or other electronic file containing information regarding the Related Receivables that the Administrative Agent may request, in each case with respect to the Conveyed Property, to be transferred on such Purchase Date, and shall have provided any information reasonably requested by any of the foregoing with respect to Purchaser, Servicer or the Related Receivables;

(ii) Seller shall have deposited in the Collection Account all collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii) as of each Purchase Date, (A) Seller shall be Solvent and shall not become insolvent as a result of the transfer of Related Receivables on such Purchase Date, (B) Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv) the Scheduled Commitment Termination Date shall not have occurred;

(v) each of the representations and warranties made by Seller pursuant to Section 3.1 with respect to the Related Receivables to be purchased on such Purchase Date shall be true and correct as of the related Purchase Date and Seller shall have performed all obligations to be performed by it hereunder or in any Assignment on or prior to such Purchase Date;

(vi) Seller shall have taken all action required to convey its ownership interest in the Related Receivables and Other Conveyed Property to the Purchaser;

(vii) subject in all respects to the Exclusivity Side Letter and the obligations contained therein, no selection procedures adverse to the interests of Purchaser or the Lenders, in the reasonable determination of the Administrative Agent, shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date;

(viii) no For Cause Termination Event shall have occurred and be continuing;

(ix) Seller shall have delivered the related Receivable Files to the Custodian no later than three (3) Business Days prior to the requested Purchase Date (except with respect to the initial purchase on the Closing Date); and

(x) Seller shall have executed and delivered to each Agent an Assignment in the form of Exhibit A with respect to the Related Receivables and the Other Conveyed Property related thereto to be purchased on such Purchase Date, which shall include a certificate of an Authorized Officer of the Seller confirming the satisfaction of each condition precedent specified in this Section 2.1(b).

Section 2.2 Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of Seller the applicable Purchase Price (i) in cash, to the extent made available to the Purchaser from Collections in the Collection Account in accordance with Section 2.10(d) of the Credit Agreement and proceeds of the Loans made by the Lenders under the Credit Agreement and (ii) the remaining amount as a deemed capital contribution by Seller to Purchaser. Purchaser and Seller agree that the Purchase Price represents and shall represent fair and reasonably equivalent value for the Receivables then sold and purchased.

Section 2.3 Transfers Intended as Sales.

(a) It is the intention of Seller and Purchaser that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute a sale of the Related Receivables and Other Conveyed Property from Seller to Purchaser free and clear of all Liens and rights of others on a servicing-released basis and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a petition by or against Seller under any bankruptcy or insolvency law or any other commencement of an Insolvency Proceeding. In the event that, notwithstanding the intent of Seller and Purchaser, any transfer and assignment (or purported transfer and assignment) contemplated by this Agreement or any Assignment is held to constitute a secured financing, or otherwise is held not to constitute an absolute transfer and assignment of all of Seller’s right, title and interest in, to and under the applicable Conveyed Property, this Agreement and each Assignment shall constitute a security agreement under applicable law and Seller hereby grants to Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been assigned to the Collateral Agent for the benefit of the Secured Parties.

(b) The Purchaser will acquire the Related Receivables and Other Conveyed Property on each Credit Date or Release Date, as applicable, on a servicing-released basis. Consistent with the foregoing, as between the parties to this Agreement, following the Closing Date, the Purchaser shall, subject to the Servicing Agreement, have the sole right to service, administer and collect the Related Receivables and Other Conveyed Property and to assign and/or delegate such right to any Person and, except as specifically set forth herein, the Seller or any of its respective Affiliates shall have no obligation to service, administer or collect the Related Receivables and Other Conveyed Property after the related Credit Date or Release Date.

Section 2.4 Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to Purchaser by Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in Purchaser.

(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in Purchaser, Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Credit Agreement, Purchaser has granted a security interest in the Related Receivables and the Other Conveyed Property to secure the repayment of the Revolving Loans and the other Obligations.

Section 2.5 Authorization to File Financing Statements. Seller hereby authorizes Purchaser, the Administrative Agent and the Collateral Agent to file all financing statements, continuation statements, amendments to financing statements, and other instruments, in any jurisdictions and with any filing office, as Purchaser, the Collateral Agent or the Administrative Agent may determine to be necessary, advisable or prudent to perfect, make effective, continue or maintain the perfection of the assignments, transfers and security interests granted from time to time by Seller to Purchaser under Section 2.1 and each Assignment. Any such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Purchaser, the Collateral Agent or the Administrative Agent may determine is necessary, advisable or prudent to ensure the perfection of such assignments, transfers and the security interests.

ARTICLE III

THE RECEIVABLES

Section 3.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Purchaser as to the Receivables conveyed to Purchaser pursuant to Section 2.1 above, on which Purchaser relies in acquiring the Receivables, and on which each Lender will rely in making the Revolving Loans pursuant to the Credit Agreement. Such representations and warranties are made with respect to the Receivables conveyed on each Purchase Date, and are made as of such Purchase Date and the related Cutoff Date, but shall survive the sale, transfer and assignment of the Receivables to Purchaser and the pledge thereof by Purchaser to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement:

(a) Characteristics of Receivables. Each Related Receivable is an Eligible Receivable as of the related Purchase Date.

(b) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date.

(c) Adverse Selection. Subject in all respects to the Exclusivity Side Letter and the obligations contained therein, selection procedures in compliance with the terms of Section 4.7 of the Credit Agreement, in the reasonable determination of the Administrative Agent, have been utilized in selecting the Related Receivables to be sold hereunder.

(d) Compliance with Law. Each Related Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts complied at the time the Related Receivable was originated or made and at the execution of the applicable Assignment complies in all material respects with all requirements of applicable law. Each Related Receivable has been serviced in compliance with all applicable law.

(e) No Government Obligor. None of the Related Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(f) No Fleet Sales. None of the Related Receivables have been included in a “fleet” sale (i.e., a sale to any single Obligor of more than five (5) Financed Vehicles).

(g) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to Purchaser, each Related Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party and such security interest is prior to all other Liens upon and security interests in such Financed Vehicle, except Permitted Liens.

(h) Receivables in Force. No Related Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(i) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Related Receivable. The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(j) No Default; Repossession. No default, breach, violation or event permitting acceleration under the terms of any Related Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Related Receivable has arisen; and Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 3.01(d) of the Servicing Agreement) and no Financed Vehicle financed under a Related Receivable shall have been repossessed.

(k) Insurance; Other. (i) (A) Each Obligor under the Related Receivables has obtained an insurance policy covering the Financed Vehicle as of the execution of such Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, (B) Seller and its respective successors and assigns are named the loss payee or an additional insured of each such insurance policy, (C) each such insurance policy is in an amount at least equal to the lesser of (1) the Financed Vehicle’s actual cash value and (2) the remaining UPB of the Related Receivable, and (D) each Related Receivable requires the Obligor to obtain and maintain such insurance naming Seller and its respective successors and assigns as loss payee or an additional insured, (ii) each Related Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming Seller as policyholder (creditor) under each such insurance policy and certificate of insurance, (iii) as to each Related Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Related Receivable is covered by an extended service contract, and (iv) as of the related Cutoff Date, no Financed Vehicle is or had previously been insured under a policy of forced-placed insurance.

(l) Title. It is the intention of Seller that each transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related Other Conveyed Property from Seller to Purchaser and that the beneficial interest in and title to such Related Receivables and related Other Conveyed Property not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. No Related Receivable or related Other Conveyed Property has been sold, transferred, assigned, or pledged by Seller to any Person other than Purchaser. Immediately prior to each transfer and assignment herein contemplated, Seller had good and marketable title to each Related Receivable (including any Approved Seller Receivables sold on such Purchase Date) and related Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to Purchaser and Purchaser shall have good and marketable title to the Receivables (including any Approved Seller Receivables) and the Other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens (except Permitted Liens); provided however that any Financed Vehicle which is part of the Other Conveyed Property may be subject to a lien subordinate to the security interests securing the related Contract. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

(m) Lawful Assignment; No Consent Required. No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement or the pledge of such Related Receivable under the Security Agreement shall be unlawful, void or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables. For the validity of such sales, transfers, assignments and pledges, no consent by any Dealer, Obligor or any other Person is required under any agreement or applicable law.

(n) Perfection. All filings (including, without limitation, UCC filings) and other actions necessary in any jurisdiction to give Purchaser a first priority perfected ownership interest and security interest (within the meaning of Section 1-201(37) of the UCC) in the Conveyed Property, including, without limitation, the proceeds of the Receivables (to the extent that Purchaser can obtain such first priority perfected security interest pursuant to one or more filings) shall have been made, taken or performed.

(o) Receivable File; One Original. Seller has delivered to the Custodian, in accordance with the terms of the Custodial Agreement, a complete Receivable File with respect to each Related Receivable, and the Custodian has delivered to the Collateral Agent, the Servicer and Purchaser an original Collateral Receipt therefor; provided, however, that, with respect to the Receivables sold to the Purchaser on the Closing Date, the Custodian shall have completed its verification and delivered a Collateral Receipt no later than the thirtieth (30th) day (or such later date as agreed by the Administrative Agent in writing) following the Closing Date. There is only one original executed copy of each Related Receivable. The Servicer has in its possession all other relevant documents with respect to the Related Receivables, including without limitation the related credit application and verification of insurance.

(p) Chattel Paper. Each Related Receivable constitutes “tangible chattel paper” under the UCC.

(q) Title Documents. The Lien Certificate of the related Financed Vehicle for such Related Receivable shows, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received by the Custodian within one hundred eighty (180) days of the related Credit Date or Release Date of such Related Receivable and will show the Seller (or Approved Seller, in the case of an Approved Seller Receivable) named as the original secured party under the Related Receivable as the holder of a first priority security interest in such Financed Vehicle. The Purchaser has the same rights as the Seller or Approved Seller, as applicable, has or would have (if the Seller or Approved Seller, respectively, were still the owner of such Receivable) against all parties claiming an interest in such Financed Vehicle.

(r) Casualty and Impounding. No Financed Vehicle financed under a Related Receivable has suffered a casualty and Seller has not received any notice that any Financed Vehicle has been impounded and not released.

(s) Full Amount Advanced; No Agreement to Lend. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to each Related Receivable does not have any option under the Receivable to borrow from any Person any funds secured by the Financed Vehicle.

(t) Obligation to Dealers or Others. Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the Related Receivables (including, but not limited to under Dealer reserves) as a result of its purchase of the Related Receivables.

(u) No Impairment. Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables or otherwise to impair the rights of Purchaser or any NF Party in any Related Receivable or the proceeds thereof.

(v) Receivables Not Assumable. No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to Purchaser or Seller with respect to such Related Receivable.

(w) Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the Servicing Policy; and other than the Servicer and the Backup Servicer pursuant to the Loan Documents, no other person has the right to service the Receivable.

(x) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the Other Conveyed Property in favor of Purchaser, which security interest, when perfected, will be prior to all other Liens (other than the Liens of the Collateral Agent under the Security Agreement) and be enforceable as such as against creditors of and purchasers from Seller.

(y) Perfection of Security Interest in Receivables and Other Conveyed Property. Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first priority security interest in the Related Receivables and the Other Conveyed Property granted to Purchaser hereunder pursuant to Section 2.3 and the related Assignment.

(z) Perfection of Security Interests in Financed Vehicles. Seller has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Receivables and such security interest has been validly assigned by Seller to Purchaser.

(aa) No Other Security Interests—Seller. Other than the security interest granted to Purchaser pursuant to Section 2.3 and the related Assignment, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Related Receivables or the Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof. Seller has not authorized the filing of and is not aware of any financing statements filed against Seller that include a description of collateral covering any portion of the Related Receivables and the Other Conveyed Property other than any financing statement relating to the security interest granted to Purchaser hereunder or that has been terminated or released as to the Related Receivables and the Other Conveyed Property. Seller is not aware of any judgment or tax lien filings against Seller.

(bb) Notations on Contracts; Financing Statement Disclosure. The Seller has conveyed to the Custodian copies of all Contracts that constitute or evidence the Related Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations (other than marks and notations indicating the security interest granted in connection with the Existing Loan Agreement and only to the extent such security interest has been cancelled) indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Purchaser and/or the Collateral Agent for the benefit of the Secured Parties. All financing statements filed or to be filed by Seller against Seller in favor of Purchaser in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(cc) Records. On or prior to each Purchase Date, Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Purchase Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to Purchaser and pledged by Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(dd) Computer Information. The computer diskette, computer tape or other electronic transmission made available by Seller to Purchaser on each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Related Receivables described in Schedule A to the related Assignment.

(ee) No Pre-existing Indebtedness. Seller is not transferring any Conveyed Property to Purchaser in connection with any pre-existing indebtedness.

(ff) Ordinary Course of Business. Each sale of Conveyed Property is being made in the ordinary course of business of Seller.

(gg) Investment Company Act. Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.2 Repurchase upon Breach. Seller shall inform Purchaser and the Administrative Agent promptly, in writing, upon the discovery of any breach of Seller’s representations and warranties made pursuant to Section 3.1 with respect to a Receivable conveyed to Purchaser pursuant to Section 2.1 above. Unless the breach shall have been cured within ten (10) Business Days following notice to the Purchaser, the Seller shall, at the end of such ten (10) Business Day period, (i) repurchase the applicable Related Receivable or (ii) (solely during the Revolving Period) substitute such Related Receivable with a Substitute Eligible Receivable; provided that if the Custodian shall not have received a Lien Certificate with respect to a Receivable within one hundred eighty (180) days of the related Credit Date or Release Date, Seller shall within ten (10) Business Days repurchase such Receivable, and such Receivable shall not thereafter become an Eligible Receivable (assuming all other conditions therefor have been satisfied) until such Lien Certificate has been received by the Custodian. In consideration of the repurchase of any Receivable, Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase. Upon the deposit of the Receivable Repurchase Price in respect of any Defective Receivables into the Collection Account, Purchaser shall cause the Custodian to release to Seller or its designee the related Receivable Files and Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Seller, in a form approved by the Collateral Agent, and delivered to Purchaser and necessary to vest in Seller or such designee title to such Defective Receivables. The parties hereto hereby acknowledge that the Collateral Agent for the benefit of the Secured Parties shall have the right to enforce directly against Seller the repurchase obligations of Seller pursuant to this Section 3.2.

ARTICLE IV

THE PURCHASER

Section 4.1 Representations of Purchaser. Purchaser hereby represents and warrants that:

(a) Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company in all States where such qualification is required, has all necessary limited liability company power and authority to enter into this Agreement, each Assignment and each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) The execution, delivery and performance of this Agreement and each other Loan Document to which Purchaser is a party have been duly authorized by all necessary action on the part of the Purchaser.

(c) The execution, delivery and performance by Purchaser of this Agreement and each of the Loan Documents to which it is a party does not and shall not (i) violate any law or any governmental rule or regulation applicable to Purchaser, (ii) violate any of its Organizational Documents; (iii) violate any order, judgment or decree of any court or other agency of government binding on Purchaser except as could not reasonably be expected to result in a Material Adverse Effect on the Purchaser; or (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Purchaser. Purchaser is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(d) The execution, delivery and performance by the Purchaser of this Agreement and of each Loan Document to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and shall not require any registration with; consent or approval of; permit, license, authorization, plan or directive from; notice to; or other action to, with or by, any Governmental Authority or any other Person, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, as of the Closing Date other than those that have already been obtained and are in full force and effect or where failure to obtain could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

(e) The Purchaser is not in default in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to the Borrower’s knowledge, no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where, (i) such defaults have been waived, or (ii) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect on Purchaser.

(f) Purchaser is Solvent, and shall not be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

(g) Each purchase of Conveyed Property is being made in the ordinary course of business of Purchaser.

ARTICLE V

THE SELLER

Section 5.1 Representations of Seller. Seller hereby represents and warrants that:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to enter into this Agreement, each Assignment and each other Loan Document to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which Seller is a party are the legal, valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms.

(c) The execution, delivery and performance of this Agreement by Seller and the Loan Documents to which it is a party does not and shall not (i) conflict with or violate any of the Organizational Documents or material Contractual Obligation of Seller, or (ii) conflict with violate any order, judgment or decree of Governmental Authority binding on Seller, or (iii) require any approval of the members of Seller or any approval or consent of any Person under any material Contractual Obligation of the Seller, except for such approvals or consents which shall be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent, (iv) conflict with or violate any provision of any law or any governmental rule or regulation applicable to Seller.

(d) All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any Governmental Authority or any other Person required to be obtained, effected or given by Seller in connection with the execution and delivery of this Agreement, have been duly obtained, effected or given and are in full force and effect except where failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to the Seller.

(e) No event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, threatened against or affecting Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Loan Documents, or that might result in any Material Adverse Effect.

(f) Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated hereby; Seller is paying its debts as they become due; and Seller, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The Seller is not subject to any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law.

(g) Seller has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person (other than pursuant to a tax sharing arrangement with any of its Affiliates under which the sharing of tax obligations is appropriate and reflects economic realities) and has paid or made adequate provisions for the payment of all material taxes, assessments and other governmental charges due from the Seller except for those taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books except to the extent that failure to file such returns or pay such taxes, assessments or other governmental charges could not reasonably be expected to have a Material Adverse Effect with respect to the Seller or the Borrower. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any material taxes, fees and other governmental charges payable by Seller in connection with the execution and delivery of this Agreement have been paid or shall have been paid if and when due.

(h) The Seller has more than one place of business, and, as of the Closing Date, the chief executive office of the Seller is at 2454 McMullen Booth Road, Suite 501B, Clearwater, FL 33759 and its state organizational number is L90100.

(i) In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than as listed on Appendix A hereto.

Section 5.2 Additional Covenants.

(a) Sale. Seller agrees to treat the conveyances hereunder as sales for all purposes (including without limitation legal and bankruptcy purposes but excluding, to the extent otherwise required, tax purposes) on all relevant books, records, financial statements and other applicable documents; provided, that, the financial statements of the Purchaser may be consolidated with those of the Seller in accordance with GAAP.

(b) Non-Petition. Seller covenants and agrees that, to the fullest extent permitted by applicable law, it will not take any action to pursue any remedy against Purchaser that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all of the Obligations have been paid in full. Purchaser and Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by Purchaser, by the Administrative Agent or by any Lender.

(c) Cooperation. If an Event of Default shall have occurred and be continuing, Seller shall cooperate with and provide all information and access reasonably requested by any Lender or Agent in connection with any actions taken in connection therewith pursuant to the Loan Documents.

(d) Disposal of Interests. Seller shall not sell, assign, pledge, or otherwise dispose of any of the limited liability company interests in Purchaser to any Person without the prior written consent of the Administrative Agent.

(e) Change of Address. Seller shall not change its chief executive office from the address listed in Section 5.1(h) without providing thirty (30) days prior notice of such change to the Administrative Agent.

(f) Reserved

(g) Changes to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy. Seller shall not make or authorize any adverse changes or adverse modifications to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy without the prior written consent of the Administrative Agent and the Required Lenders; provided, however, that changes required by applicable law shall be permitted without the need for consent by the Administrative Agent; provided, further, that Seller shall provide the Administrative Agent with at least ten (10) Business Days prior written notice (or such shorter notice as may be required to comply with applicable law) of any changes or modifications to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy.

(h) Changes to the Form of Direct Contract or Dealer Agreement. Seller shall not make or authorize any material changes or material modifications to the form of Direct Contract or form of Dealer Agreement without the prior written consent of the Administrative Agent and the Required Lenders; provided, however, that changes required by applicable law shall be permitted without the need for consent by the Administrative Agent; provided, further, that the Seller shall provide the Administrative Agent with at least ten (10) Business Days prior written notice (or such shorter notice as may be required to comply with applicable law) of any changes or modifications to the form of Direct Contract or form of Dealer Agreement.

(i) Servicing Agreement, Backup Servicing Agreement, Custodial Agreement. Seller shall not take any action that would cause the Servicer to fail to comply at all times with the terms of the Servicing Agreement. Seller shall not terminate the Servicing Agreement, the Backup Servicing Agreement or the Custodial Agreement without the consent of the Administrative Agent and the Required Lenders. Seller shall not (i) terminate, remove or replace the Servicer, the Backup Servicer or the Custodian or (ii) subcontract out any portion of the servicing or permit third party servicing other than the Backup Servicer, except, in each case, as expressly set forth in the applicable Loan Document and subject to satisfaction of the related requirements therein. The Administrative Agent shall not terminate, remove or replace the Servicer, Backup Servicer or Custodian except as expressly set forth in the applicable Loan Document and subject to satisfaction of the related requirements therein. Seller shall enforce its rights under the Backup Servicing Agreement and the Custodial Agreement.

(j) No Interference. Seller shall not challenge, interfere with or otherwise contest the first priority perfected security interest granted by the Purchaser to the Collateral Agent for the benefit of the Secured Parties in the Collateral.

Section 5.3 Liability of Seller; Indemnities.

(a) Seller shall defend, indemnify and hold harmless Purchaser, each Lender, each Agent and each other Secured Party and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable conveyed to Purchaser pursuant to Section 2.1 above to be originated in compliance with all requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(i) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use or operation by Seller, any Affiliate thereof or any of their respective agents or subcontractors, of a Financed Vehicle;

(ii) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Loan Documents (except any income taxes arising out of fees or other amounts paid to any Lender or any Agent and except any taxes to which any Lender or any Agent may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Revolving Loans) and costs and expenses in defending against the same;

(iii) any loss, liability or expense incurred by reason of Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iv) any loss, liability or expense incurred by reason of Seller’s failure to comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties;

(v) any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Loan Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party; or

(vi) any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to any of Seller’s representations and warranties, covenants or other agreements contained herein or in any other Loan Document to which Seller is a party.

(b) Indemnification under this Section shall survive the resignation or removal of Servicer or the Administrative Agent and the termination of this Agreement and the other Loan Documents and shall include reasonable fees and expenses of counsel and other expenses of litigation. These indemnity obligations shall be in addition to any obligation that Seller may otherwise have under applicable law, hereunder or under any other Loan Document.

Notwithstanding any provision of this Section 5.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require Seller to provide any indemnification hereunder or under any other Loan Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables.

Section 5.4 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Seller shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Seller’s business unless, (A) such Person is approved by the Administrative Agent (such consent not to be unreasonably withheld) and, (B) after giving effect to such merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Seller contained in this Agreement and the other Loan Documents to which it is a party. Any corporation or other Person (i) into which Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which Seller shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Seller, or (iv) succeeding to the business of Seller, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Seller under this Agreement and the other Loan Documents to which it is a party and, whether or not such assumption agreement is executed, shall be the successor to Seller under this Agreement and the other Loan Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Seller from any obligation. Seller shall provide at least fifteen (15) Business Days’ prior written notice of any such merger, consolidation or succession pursuant to this Section 5.4 to the Administrative Agent, the Collateral Agent, the Backup Servicer and each Lender. Notwithstanding the foregoing, Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to Seller’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 5.1(a) (with such modifications as required to reflect different entity type and state of organization), 5.1(b), 5.1(c), 5.1(d) (with respect to performance of this Agreement), 5.1(f) and 5.1(h) shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) Seller shall have delivered to the Administrative Agent, the Collateral Agent, the Backup Servicer and each Lender a certificate from an officer of the Seller and an opinion of legal counsel, each in form and substance satisfactory to the Administrative Agent and the Required Lenders, each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.4 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Seller shall have delivered to the Administrative Agent, the Collateral Agent, the Backup Servicer and each Lender an opinion of legal counsel, in form and substance satisfactory to the Administrative Agent and the Required Lenders, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing.

Purchaser:	NF Funding I, LLC
c/o Nicholas Financial, Inc.
2454 McMullen Booth Road, Suite 501B
Clearwater, FL 33759
Email: doug.marohn@nicfn.com
Attn: Doug Marohn

Seller:	Nicholas Financial, Inc.
2454 McMullen Booth Road, Suite 501B
Clearwater, FL 33759
Email: doug.marohn@nicfn.com
Attn: Doug Marohn

Any notice or other communication to a Lender, the Administrative Agent, the Collateral Agent, the Servicer or the Custodian shall be delivered in the manner specified in Section 9.1 of the Credit Agreement, Section 9.05 of the Servicing Agreement or Section 21 of the Custodial Agreement, as applicable.

All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission if receipt is confirmed, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 6.2 Prior Agreements Superseded. This Agreement, together with the other Loan Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents. No provision of this Agreement or other Loan Document may be modified, waived or terminated except by instrument in writing executed by the Administrative Agent with the consent of the Required Lenders and the party against whom a modification, waiver or termination is sought to be enforced.

Section 6.3 Parties Bound. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns. Each Agent, and each of the other Secured Parties, is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.

Section 6.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

Section 6.5 Severability of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.6 Further Instruments. Each party hereto shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as any Lender or any Agent reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 6.7 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 6.8 Consent of Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST EACH PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.1 OR TO ANY PROCESS AGENT OF SUCH PARTY IDENTIFIED IN THE CREDIT AGREEMENT OR SECURITY AGREEMENT, AS APPLICABLE, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PERSON, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY, IN THE COURTS OF ANY OTHER JURISDICTION.

Section 6.9 Waiver of Jury Trial. (a) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OF THE OTHER LOAN DOCUMENTS OR ANY OR UNDER ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.10 Pledge by Purchaser. Seller acknowledges that Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Collateral Agent for the benefit of the Secured Parties, and that the Collateral Agent and the Secured Parties may enforce this Agreement as if they were parties hereto. Each of the Collateral Agent and the Secured Parties is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.

Section 6.11 No Assignment Generally. This Agreement may not be assigned by either party hereto without the prior written consent of the Administrative Agent.

Section 6.12 Amendments. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each of the parties hereto and the Administrative Agent, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Seller or Purchaser shall be effective without the written concurrence of the Administrative Agent.

Section 6.13 Assignment by Purchaser. Simultaneously with the execution and delivery of this Agreement, Purchaser shall assign, and hereby assigns, all of its right, title and interest in, to and under this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment Seller hereby expressly consents. At all times from and after the time at which such assignment becomes effective, the Seller agrees to perform its obligations under this Agreement and each Assignment for the benefit of the Collateral Agent (acting for itself and the other Secured Parties under the Credit Agreement). Upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce the provisions of this Agreement and each Assignment, exercise the rights of Purchaser and enforce the obligations of Purchaser under this Agreement and each Assignment without joinder of Purchaser.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

NF FUNDING I, LLC, a Delaware limited liability company

By:

Name:
Title:

NICHOLAS FINANCIAL, INC., a Florida corporation

By:

Name:
Title:

[Signature Page to Receivables Purchase Agreement]

EXHIBIT A

FORM OF ASSIGNMENT

This ASSIGNMENT (the “Assignment”) dated as of [                    ,         ] executed between NF Funding I, LLC, as Purchaser (“Purchaser”), and Nicholas Financial, Inc., as Seller (“Seller”).

W I T N E S E T H

WHEREAS, Purchaser and Seller are parties to the Receivables Purchase Agreement dated as of March 29, 2019 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified in accordance with the terms thereof, the “Receivables Purchase Agreement”); and

WHEREAS, pursuant to the Receivables Purchase Agreement, Seller wishes to convey Receivables and related Other Conveyed Property (as each such term is defined in the Receivables Purchase Agreement) to Purchaser hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1. Definitions. All terms defined in the Receivables Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, [            , 20        ].

2. Conveyance of Receivables. Subject to the conditions specified in Section 2.1 of the Receivables Purchase Agreement and subject to the mutually agreed upon terms contained in the Receivables Purchase Agreement, Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (subject to the obligations set forth herein and in the Receivables Purchase Agreement) all right, title and interest of Seller in and to the following:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on such Purchase Date and all monies received under or in respect of such Related Receivables and related Financed Vehicles, in each case, on and after the related Cutoff Date, including all Net Liquidation Proceeds in respect thereof, and the right to service such Receivables;

(ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Related Receivables and any other interest of Seller in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles;

1

(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor’s single interest (VSI) policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates or premiums;

(iv) property (including the right to receive future Net Liquidation Proceeds) that secures a Related Receivable and that has been acquired pursuant to the liquidation of such Related Receivable;

(v) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing;

(vi) the Receivable File related to each Related Receivable and any and all other documents that Seller (or its designee) keeps on file in accordance with its customary procedures relating to the Related Receivables, the related Obligors or the related Financed Vehicles;

(vii) any proceeds from recourse against Dealers including with respect to the sale of the Related Receivables;

(viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

(ix) any proceeds from claims on “errors and omissions” insurance policies and employee fidelity insurance policies related to the Related Receivables or the Obligors thereunder;

(x) a copy of the data file with respect to the Related Receivables; and

(xi) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

3. Restatement of Representations and Warranties of Seller. Seller hereby restates the representations and warranties set forth in Section 3.1 of the Receivables Purchase Agreement (with respect to the Receivables specified in the attached addendum to the Schedule of Receivables attached as Schedule A hereto). Seller hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Receivables Purchase Agreement have been satisfied.

4. Restatement of Representations and Warranties of Purchaser. Purchaser hereby restates the representations and warranties set forth in Section 4.1 of the Receivables Purchase Agreement with full force and effect as if the same were fully set forth herein. Purchaser hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Receivables Purchase Agreement and Section 3.2 or Section 3.3, as applicable, of the Credit Agreement have been satisfied.

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5. Transfer and Assignment Sale of Receivables. Seller hereby certifies that the Receivables and Other Conveyed Property sold to Purchaser hereunder are free and clear of all Liens (other than Permitted Liens) and that the beneficial interest in and title to such Receivables and Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. In the event that. notwithstanding the intent of Seller, the transfer and assignment contemplated hereby is held not to be a sale, the transfer and assignment of such Receivables and Other Conveyed Property hereunder shall constitute a security interest in the property referred to in Section 2 above, and this Assignment shall constitute a security agreement under applicable law.

6. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to Purchaser by Seller of the Receivables and any item of related Other Conveyed Property pursuant to Section 2 above, all right, title and interest of Seller in and to such Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in Purchaser.

(b) Immediately upon the vesting of such Receivables and the Other Conveyed Property in Purchaser, Purchaser shall have the sole right to pledge or otherwise encumber such Receivables and the related Other Conveyed Property.

7. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

NF FUNDING I, LLC, as Purchaser

By:	/s/ Doug Marohn
Name:	Doug Marohn
Title:	President & CEO

NICHOLAS FINANCIAL, INC., as Seller

By:	/s/ Doug Marohn
Name:	Doug Marohn
Title:	President & CEO

[Signature Page to Assignment]

EXHIBIT B

FORM OF ADDITION NOTICE

NF Funding I, LLC

c/o Nicholas Financial, Inc.

2454 McMullen Booth Road, Suite 501B

Clearwater, FL 33759

Attn: Doug Marohn

Ares Agent Services, L.P., as Administrative Agent

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, New York 10167

Attn: Jeffrey Kramer, Vincent Salerno, Felix Zhang, Craig Behrens

Gentlemen:

This Addition Notice is delivered to you pursuant to Section 2.1(b)(i) of the Receivables Purchase Agreement dated as of March 29, 2019, between NF Funding I, LLC, as Purchaser (in such capacity, the “Purchaser”) and Nicholas Financial, Inc., as Seller (in such capacity, the “Seller”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Receivables Purchase Agreement.

Seller hereby intends to transfer to Purchaser $                      aggregate outstanding principal amount of Receivables on                     , 20         (the “Purchase Date”). Seller hereby represents and warrants to Administrative Agent and each Lender that all of the statements contained in Section 3.1 of the Receivables Purchase Agreement are true and correct on and as of the proposed Purchase Date and all of the conditions precedent to payment of the Purchase Price shall then be satisfied.

Attached as Schedule A is a supplement to the Schedule of Receivables reflecting all Receivables Seller intends to transfer to Purchaser on the Purchase Date. Seller represents and warrants that the information on such Schedule A is true and correct as of the date hereof.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this notice of addition to be executed and delivered by its duly authorized officer this          day                      of 20        .

NICHOLAS FINANCIAL, INC., as Seller

By:

Name:

Title:

NF FUNDING I, LLC, as Purchaser

By:

Name:

Title:

[Signature Page to Notice]

Appendix A

Prior Names

None

A-1